                                                                 EXHIBIT 10.37

Ms. Diana M. Wilson
April 18, 1997
Page 1

                           DECKERS OUTDOOR CORPORATION
                           495-A South Fairview Avenue
                                Goleta, CA 93117




                                 April 18, 1997

Personal and Confidential
Ms. Diana M. Wilson
Deckers Outdoor Corporation
1140 Mark Avenue
Carpinteria, CA  93013

Dear Diana:

         On behalf of Deckers Outdoor Corporation ("Deckers"), I am confirming the extension and restatement of your employment agreement through December 31, 1999 effective as of January 1, 1997. The terms and conditions, as approved by the Compensation Committee and the Board of Directors, of this offer are as follows:

         1.       Positions and Titles:

                  - Chief Operating Officer, Vice President and a member of the Board of Directors.

                  - You will be promoted to President when the minimum performance criteria for Level Three is achieved to raise your base salary to Level Three.

                  -      You will report to the Chief Executive Officer ("CEO").

                  - You will be responsible for implementing the plan to meet corporate objectives by managing operations, which includes production planning, manufacturing, sales, marketing, distribution, accounting, finance, logistics, inventory control, MIS, human resources, sales service, product development, the coordination of departments and other areas as directed by the CEO.

         2.       Compensation and Bonus:

                  - You will receive a Level One base salary of Two Hundred Forty Thousand Dollars ($240,000) per annum. The raise to this level will commence as of January 1, 1997.





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Ms. Diana M. Wilson
April 18, 1997
Page 2


                  - You will receive a Level Two base salary of Two Hundred Ninety Thousand Dollars ($290,000) when certain minimum performance criteria have been achieved. The raise to this level will commence as of January 1 of the year following the year in which these events have occurred:

                                    (a)    The Teva License has been extended
                                           for a minimum of 5 years to 2006.

                                    (b)    Earnings per share are at least $.60.

                                    (c)    The end-of-the-year backlog is at
                                           least 15% greater than that of
                                           December 31, 1996.

                                    (d)    Deckers' stock performance is at
                                           least in the fifty percentile of its
                                           peer group.

                  - You will receive a Level Three base salary of Three Hundred Fifty Thousand Dollars ($350,000) when certain minimum performance criteria have been achieved. The raise to this level will commence as of January 1 of the year following the year in which these events have occurred:

                                    (a)    The Teva License has been extended
                                           for a minimum of 5 years to 2006.

                                    (b)    Earnings per share are at least $.90.

                                    (c)    The end-of-the-year backlog is at
                                           least 30% greater than that of
                                           December 31, 1996.

                                    (d)    Deckers' stock performance is at
                                           least in the fifty percentile of its
                                           peer group.

                  - Your annual bonuses will be based on the following, with excellent being the budgeted plan:




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Ms. Diana M. Wilson
April 18, 1997
Page 3


                                                     1997              1998             1999
                                                     ----              ----             ----
                           Very good (60%):          $144,000          $174,000         $210,000

                           Excellent (80%):          $192,000          $232,000         $280,000

                           Outstanding (100%):       $240,000          $290,000         $350,000

                  - Your individual bonus goals will be established prior to the start of each year and will be based on goals and milestones that measure performance in the following areas, each being weighted at the percentages below:

                           Earnings Per Share                            25%
                           Stock Performance vs.  Peer Group             25%
                           Discretionary                                 20%
                           Sales                                         10%
                           Positioning for the Future                    10%
                           Team Bonus and Other                          10%
                                                                         ---
                                                                         100%

                           The goals for 1997 are as follows:

                                            60%                        80%                       100%
                                            ---                        ---                       ----

                  EPS:                      .55                        .60                       .65

                  Sales                     112                        114                       116

                  Stock if Peer Group
                  is 10 companies:          #5 performer               #4 performer              #1, 2, 3 performer

                  Stock if Peer Group
                  is 12 companies:          #6 performer               #4, 5 performer           #1, 2, 3 performer


         The "Discretionary," "Position for the Future," "Team Bonus" and others will be established subsequently.




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Ms. Diana M. Wilson
April 18, 1997
Page 4

         3.       Loan to Purchase Stock:

                  - Deckers will provide you with a loan to purchase up to 100,000 shares of Deckers' Common Stock under the following terms:

                           - The amount of the loan will be for the amount paid for the stock, which will be purchased from Deckers at the fair market value at April 18, 1997.

                           - The promissory note will bear interest at the applicable federal rate and will be secured by the stock so acquired and by any severance pay, including any unpaid bonuses.

                           - This sale will be effective as of April 18, 1997.

         4.       Termination and Change of Control:

                  - In the event that termination occurs for reasons other than: (1) cause, or (2) your voluntary termination, six (6) months' severance will be provided, plus committed incentives.

                  - For purposes of this letter agreement, "cause" will be defined as contemplated by Section 2924 of the California Labor Code (a copy of which is in effect as of the date hereof is attached to this letter agreement as Exhibit A and made a part of this letter agreement).

                  - In the event that there is a change of control and termination or constructive termination occurs, there will be twelve (12) months' of severance, including minimum guarantees, plus the acceleration of vesting of all stock options.

                  - A "change of control" shall be deemed to have taken place if (1) there is a merger, consolidation, sale of all or a major portion of the assets of Deckers (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than fifty percent (50%) of the outstanding shares of any class of voting stock of Deckers (or a successor organization); and (2) as a result of or in connection with such event, your position is affected (in terms of compensation, benefits, title,



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Ms. Diana M. Wilson
April 18, 1997
Page 5

                           authority, duties, reporting relationships, reports etc.) and no equivalent or better position is available at Deckers or a successor organization.

         5.       Other Benefits:

                  - You are to receive insurance, medical and health benefits currently available pursuant to existing policies.

                  - You will receive all other benefits currently available to members of Deckers' senior management and you will be subject to the policies and terms outlined in Deckers' human resources policy manual.

                  - You will be covered by Deckers' standard Directors and Officers insurance policy and indemnification agreements. You will also be subject to Deckers' confidentiality and trade secret agreements.

                  - Your annual fees for YPO International and the Santa Barbara Chapter will be paid by Deckers.

                  - One YPO University, seminar, or conference per year, including travel but not user-pay off-sites or academies, will be paid by Deckers up to $15,000 per year.

         6.       Effective Date:

                  - The Effective Date of this letter agreement is January 1, 1997 and shall continue through December 31, 1999 unless terminated earlier.

         7.       Arbitration Agreement:

                  - Any claim or controversy arising out of or related to this letter agreement, the employment relationship or the subject matter hereof, shall be settled by binding arbitration before one arbitrator in Santa Barbara, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association; and judgment upon any award rendered by the arbitrator may be entered as a judgment in any court having competent jurisdiction. The parties shall have rights to discovery as provided in Section 1283.05 of the California Code of Civil Procedure, which is incorporated herein by this reference. The prevailing party in any such dispute shall be awarded all of its costs and expenses, including reasonable attorneys' fees.




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Ms. Diana M. Wilson
April 18, 1997
Page 6



                                   Very truly yours,

                                   DECKERS OUTDOOR CORPORATION



                                   By:  /s/ Douglas B. Otto
                                      ----------------------------------
                                            Douglas B. Otto,
                                            Chairman of the Board and
                                            Chief Executive Officer




         Please acknowledge your acceptance of the terms and conditions of this letter agreement by signing and returning one copy of this letter agreement.


Date:  April 18, 1997


                                     /s/ Diana M. Wilson
                                     ------------------------------------
                                         Diana M. Wilson




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Ms. Diana M. Wilson
April 18, 1997
Page 7


                                    Exhibit A

                    Section 2924 of the California Labor Code



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Ms. Diana M. Wilson
April 18, 1997
Page 8
                                   EXHIBIT A

                                  Section 2924
                              California Labor Code



Section 2924. Employment for specified term; Grounds for termination by employer

         An employment for a specified term may be terminated at any time by the employer in case of any willful breach of duty by the employee in the course of his employment, or in case of his habitual neglect of his duty or continued incapacity to perform it.